CTS Corporation 1st Quarter 2024 Earnings Call May 1, 2024

Cautionary Statement Regarding Forward-Looking Statements Readers are cautioned that the statements contained in this document regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are, or may be deemed to be, “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this document, including statements regarding our strategy, financial position, guidance, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “might,” “could,” “intend,” “shall,” “possible,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “on track,” “poised,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements , but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are based on management’s expectations, certain assumptions, and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties, and other factors, which could cause CTS’ actual results, performance, or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: supply chain disruptions; changes in the economy generally, including inflationary and/or recessionary conditions, and in respect to the business in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; risks associated with CTS’ international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks (including, without limitation, the potential impact U.S./China relations and the conflict between Russia and Ukraine may have on our business, results of operations and financial condition); the amount and timing of any share repurchases; and the effect of any cybersecurity incidents on our business. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ most recent Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.  CTS refers to the forward-looking measures of book-to-bill ratio and total booked business in this document. Book-to-bill ratio is the ratio of customer orders received to revenues recorded for the same period. Although the book-to-bill ratio reflects firm customer orders, changes such as terminations, amendments, or contract cancellations may occur which could result in a reduction to the customer orders. Total booked business reflects expected revenue from the remaining life of long-term agreements with transportation customers. Total booked business is adjusted periodically for changes in expected revenue based on market information, fluctuations in foreign currency exchange rates, information from our customers, and any other factors that may impact the expected revenue from these agreements.  Book-to-bill ratio and total booked business are not defined by U.S. GAAP and our methodology for calculating these measures may not be consistent with or comparable to other similarly titled measures of other companies.

  Non-transportation revenues up 7% sequentially, down 17% year-over-year Transportation revenues down 4% sequentially, down 10% year-over-year primarily due to lower commercial vehicle sales and China softness Book-to-bill ratio2 1.11 for non-transportation end markets, added 8 new customers Generated $18M in operating cash flow $126M Revenue (14)% First Quarter 36.2% Adj Gross Margin1 +86 bps $0.47 Adj. Diluted EPS1 (24)% Notes: All comparisons vs. same period in prior year unless otherwise noted. 1 Adj. Gross Margin and Adj. Earnings per Share are non-GAAP financial measures. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. 2 Refer to slide 2 for information on book-to-bill ratio. Q1 2024 – Driving Operational Execution and Continued Focus on Diversification

End Market Update Medical Solid Wins with New Customers and Applications 4 Aerospace & Defense ($ Millions) Revenue1 ($ Millions) Bookings up vs. prior year and sequentially Expecting growth through 2024 Two new customers – one for a disposable blood analyzer, one for therapeutic ultrasound Advanced development in progress for single crystal intravascular application Strong bookings during first quarter Sales down primarily due to timing of shipments, expecting growth through 2024 Added three new programs – AUVs, satellite RF filter application, and for use in aerospace non-destructive testing Q1 Q1 Revenue1 1 The end market sales for 2022 and 2023 were adjusted by immaterial amounts to align the classification of certain customers in connection with our recent acquisitions with our enterprise-level end market information.

End Market Update Industrial Early Signs of Recovery in Industrial; Expecting Stronger 2nd Half 2 Refer to slide 2 for information on total booked business. The total booked business at the end of Q1 2024 reflects adjustments primarily related to expected revenue from sales of commercial vehicle-related products and sales to light vehicle OEM and tier 1 customers in China. 5 Transportation ($ Millions) ($ Millions) Revenue Bookings improved sequentially from OEMs, distribution inventory reduction progressing Q1 revenue up 25% sequentially, expecting continued recovery during rest of 2024  Added three new customers for temperature sensing and EMC applications Softer sales for commercial vehicle products and for light vehicles in China Added one new customer Progressing on advanced development for accelerator and current sensing applications $1.2 billion total booked business2 at Q1 ’24 Q1 Q1 Revenue1 1 The end market sales for 2022 and 2023 were adjusted by immaterial amounts to align the classification of certain customers in connection with our recent acquisitions with our enterprise-level end market information.

$2.35 $2.10 Notes:  1 CAGR based on mid point of 2024 guidance 2 Adjusted Diluted EPS is a non-GAAP financial measure. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. FY 2024 Guidance Revenue ($ Millions) Adjusted Diluted EPS 2 $530 $570 2020-2024 CAGR 7% 1 Continued progress in medical, aerospace and defense end markets Recovery in industrial end market expected in the 2nd half of 2024 Softness in commercial vehicle-related sales in 2024  Light vehicle market 2024 production expected flat to slightly down year-over-year. In China, foreign OEMs losing volume to Chinese OEMs. Tax rate expected to be in the range of 19-22% excluding discrete items Key Outlook Assumptions 2020-2024 CAGR 19% 1

1st Quarter Financial Results

Notes: All comparisons vs. same period in prior year unless otherwise noted. 1 Adj. Diluted EPS, Adj. Gross Margin and Adj. EBITDA Margin are non-GAAP financial measures. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Revenue up 1% vs. Q4 2023, down 14% vs. Q1 2023 Non-transportation revenues up 7% sequentially, down 17% year-over-year Transportation revenues down 4% sequentially, down 10% year-over-year primarily due to lower commercial vehicle sales and China softness Adjusted Gross Margin up 86 bps vs. prior year, and up 205 bps sequentially Favorable change in customer mix Efficiency improvements in manufacturing operations As expected, operating expenses up from Q4 2023 Restoration of temporary cost measures and reset of  incentive plans Net Income $18.3 $15.3 $11.1 Diluted EPS $0.58 $0.49 $0.36 Adj. Diluted EPS1 $0.61 $0.47 $0.47 Adj. Gross Margin1 35.4% 34.2% 36.2% Adj. EBITDA Margin1 21.9% 22.1% 20.3% Revenue Q1 2024 Financial Summary Results ($ Millions, except percentages and per share amounts) Highlights

Cash and Debt1 $13M Cash Returned to Shareholders Q1 20243 $14M Q1 2024 Free Cash Flow2 Strong Balance Sheet Solid Foundation for Strategic M&A $4M Q1 2024 Capital Expenditures Borrowed Total Facility Operating Cash Flow1 Prioritizing strong cash flow generation ($ Millions) ($ Millions) Notes:  1 Cash and Debt balance as of March 31, 2024 2 Free Cash Flow is a non-GAAP financial measure. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. 3 Cash Returned to Shareholders consists of share repurchases & dividends.

Q & A

Appendix

Non-GAAP Financial Measures From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS believes that the non-GAAP financial measures presented are commonly used by financial analysts and others in the industries in which CTS operates, and thus further provide useful information to investors. CTS’ definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items. CTS has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) restructuring charges; (2) restructuring-related charges; (3) environmental charges; (4) acquisition-related costs; (5) inventory fair value step-up costs; (6) foreign exchange (gains) losses; (7) non-cash pension expenses (income); and (8) certain discrete tax items are useful and assist in comparing CTS’ current operating results with past periods and with the operational performance of other companies in its industry. Included below is a description of the expenses that CTS has determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing financial measures for its business with such expenses excluded or adjusted is useful to investors as a supplement to the U.S. GAAP measures.  Restructuring charges – costs primarily relating to workforce reductions, building and equipment relocations, asset impairment charges and other facility closure activities in connection with our continued optimization of our organization. Restructuring-related charges – costs related to restructuring actions that do not qualify as direct restructuring charges under U.S. GAAP. These include duplicative expenses arising from plant consolidation transition activities such as excess rent, utilities, personnel-related and other costs incurred prior to the start of production at a new location.  Environmental charges – costs associated with our non-operating facilities that are unrelated to ongoing operations. Currently, none of these costs and accruals relate to sites that provide revenue generating activities for the Company.  Acquisition-related costs – diligence and transaction costs related to acquisitions including related contingent earnout adjustments. Inventory fair value step-up costs – purchase accounting-related inventory costs from acquisitions. Foreign exchange (gains) losses – remeasurement income and expenses for non-U.S. subsidiaries with the U.S. dollar as the functional currency. Non-cash pension expenses (income) – pension income and expenses relating to the non-operating U.S. pension and post-retirement life insurance plans, including historical plan settlement activities. Discrete tax items – non-recurring, infrequent, or unusual tax adjustments (e.g., valuation allowances, uncertain tax position changes, unremitted assertion changes and discrete impacts associated with pre-tax non-GAAP items or due to tax law changes, etc.). At times, the reconciliations below have been intentionally rounded to the nearest thousand, or $0.01 for EPS figures, and, therefore, may not sum. CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS' control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information.

Regulation G Schedules ($ Millions, except percentages) Adjusted Gross Margin Three Months Ended March 31, Three Months Ended December 31, Twelve Months Ended December 31, 2024 2023 2023 2023 2022 2021 2012 Gross margin $ 45.1 $ 51.7 $ 42.1 $ 190.9 $ 210.5 $ 184.6 $ 91.5 Net sales   $ 125.7   $ 146.0   $ 124.7 $ 550.4   $ 586.9   $ 512.9 $ 304.5 Gross margin as a % of net sales 35.9% 35.4% 33.7% 34.7% 35.9% 36.0% 30.1% Adjustments to reported gross margin: Restructuring-related charges (b) 0.5 — 0.6 0.6 — — — Inventory fair value step-up (b) — — — — 4.0 — — Adjusted gross margin   $ 45.6   $ 51.7   $ 42.6 $ 191.5   $ 214.5   $ 184.6 $ 91.5   Adjusted gross margin as a % of net sales   36.2%   35.4%   34.2% 34.8%   36.5%   36.0% 30.1%

Regulation G Schedules ($ Millions, except percentages) Adjusted Operating Earnings Three Months Ended March 31, Twelve Months Ended December 31, 2024 2023 2023 2022 2021 Operating earnings $ 14.5 $ 22.2 $ 75.1 $ 93.0 $ 76.5 Net sales $ 125.7 $ 146.0 $ 550.4 $ 586.9 $ 512.9 Operating earnings as a % of net sales 11.6% 15.2% 13.6% 15.8% 14.9% Adjustments to reported operating earnings: Restructuring charges (c) 1.7 0.9 7.1 1.9 1.7 Restructuring-related charges (b) 0.5 — 0.6 — — Environmental charges (a) 0.2 0.6 3.5 2.8 2.3 Acquisition-related costs (a) (0.3) 0.2 0.4 0.8 — Inventory fair value step-up (b) — — — 4.0 — Total adjustments to reported operating earnings $ 2.2 $ 1.7 $ 11.5 $ 9.5 $ 3.9 Adjusted operating earnings $ 16.7 $ 23.8 $ 86.6 $ 102.5 $ 80.4 Adjusted operating earnings as a % of net sales 13.3% 16.3% 15.7% 17.5% 15.7%

Regulation G Schedules ($ Millions, except percentages) Adjusted EBITDA Margin Three Months Ended March 31, Three Months Ended December 31, Twelve Months Ended December 31, 2024 2023 2023 2023 2022 2021 Net earnings (loss) $ 11.1 $ 18.3 $ 15.3 $ 60.5 $ 59.6 $ (41.9) Net sales $ 125.7 $ 146.0 $ 124.7 $ 550.4 $ 586.9 $ 512.9 Net earnings (loss) margin 8.8% 12.6% 12.3% 11.0% 10.2% -8.2% Depreciation and amortization expense 7.3 6.9 7.3 28.7 29.8 26.9 Interest expense 0.8 0.7 0.8 3.3 2.2 2.1 Tax expense (benefit) 2.5 4.4   2.3 14.6 21.2 (19.0) EBITDA 21.8 30.3 25.7 107.2 112.7 (31.8) Adjustments to EBITDA: Restructuring charges (c) 1.7 0.9 1.0 7.1 1.9 1.7 Restructuring-related charges (b) 0.5 — 0.6 0.6 — — Environmental charges (a) 0.2 0.6 0.4 3.5 2.8 2.3 Acquisition-related costs (a) (0.3) 0.2 0.2 0.4 2.5 — Inventory fair value step-up (b) — — — — 4.0 — Non-cash pension and related expense (d) — — — — 4.8 132.4 Foreign currency loss (gain) (d) 1.5 (0.1) (0.3) 2.0 4.9 3.3 Total adjustments to EBITDA 3.7 1.6 1.8 13.5 20.9 139.7 Adjusted EBITDA $ 25.5 $ 31.9 $ 27.6 $ 120.7 $ 133.6 $ 107.9 Adjusted EBITDA Margin 20.3% 21.9% 22.1% 21.9% 22.8% 21.0%

Regulation G Schedules ($ Millions, except percentages and per share amounts) Adjusted Net Earnings and Adjusted Diluted Earnings Per Share Three Months Ended March 31, Three Months Ended December 31, 2024 2024 2023 2023 2023 2023 Per share Per share   Per share Net earnings (A) $ 11.1 $ 0.36 $ 18.3 $ 0.58 $ 15.3 $ 0.49 Adjustments to reported net earnings: Restructuring charges (c) 1.7 0.05 0.9 0.03 1.0 0.03 Restructuring related charges (a) 0.5 0.02 — — 0.6 0.02 Environmental charges (a) 0.2 0.01 0.6 0.02 0.4 0.01 Acquisition-related costs (a) (0.3) (0.01) 0.2 0.01 0.2 0.01 Foreign currency loss (gain) (d) 1.5 0.05 (0.1) (0.01) (0.3) (0.01) Total pretax adjustments to reported net earnings $ 3.7 $ 0.12 $ 1.5 $ 0.04 $ 1.84 $ 0.06 Income tax effect of above adjustments (f) (0.6) (0.02) (0.3) (0.01) (0.8) (0.03) Total adjustments, tax affected (f) (B) $ 3.1 $ 0.10 $ 1.3 $ 0.03 $ 1.0 $ 0.03 Tax adjustments: Other discrete tax items (e) 0.3 0.01 — — (1.6) (0.05) Total tax adjustments (C) $ 0.3 $ 0.01 $ — $ — $ (1.6) $ (0.05) Adjusted net earnings (A+B+C) and Adjusted net earnings per share $ 14.6 0.47 $ 19.6 0.61 $ 14.7 0.47 Net sales $ 125.7 $ 146.0 $ 124.7 Net earnings as a % of net sales 8.8% 12.6% 12.3% Adjusted net earnings as a % of net sales 11.6% 13.4% 11.8%

Regulation G Schedules

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

($ Millions, except percentages and per share amounts)

	Twelve Months Ended December 31,							
	2023	2023	2022	2022	2021	2021	2020	2020
		Per share		Per share		Per share		Per share
Net earnings (loss) (A)	$ 60.5	$ 1.92	$ 59.6	$ 1.85	$ (41.9)	$ (1.30)	$ 34.7	$ 1.06
Adjustments to reported net earnings (loss):								
Restructuring charges (c)	7.1	0.22	1.9	0.06	1.7	0.06	1.8	0.06
Restructuring related charges (a)	0.6	0.02	—	—	—	—	—	—
Environmental charges (a)	3.5	0.11	2.8	0.09	2.3	0.07	2.8	0.08
Acquisition-related costs (a)	0.4	0.01	2.5	0.08	—	—	0.3	0.01
Inventory fair value step-up (b)	—	—	4.0	0.12	—	—	—	—
Non-cash pension and related expense (d)	—	—	4.8	0.15	132.4	4.10	2.5	0.08
Foreign currency loss (d)	2.0	0.06	4.9	0.15	3.3	0.10	(5.3)	(0.16)
Total pretax adjustments to reported net earnings (loss)	$ 13.5	$ 0.42	$ 20.9	$ 0.65	$ 139.7	$ 4.33	$ 2.1	$ 0.07
Income tax effect of above adjustments (f)	(2.4)	(0.07)	(1.6)	(0.05)	(31.1)	(0.99)	(1.7)	(0.05)
Total adjustments, tax affected (f) **(B)**	$ 11.1	$ 0.35	$ 19.3	$ 0.60	$ 108.6	$ 3.34	$ 0.4	$ 0.02
Tax adjustments:								
Increase in valuation allowances (e)	—	—	—	—	0.9	0.0	0.2	0.01
Other discrete tax items (e)	(1.6)	(0.05)	0.2	0.01	(4.7)	(0.14)	1.2	0.03
Total tax adjustments **(C)**	$ (1.6)	$ (0.05)	$ 0.2	$ 0.01	$ (3.8)	$ (0.11)	$ 1.4	$ 0.04
Adjusted net earnings (A+B+C) and Adjusted Net Earnings Per Share	$ 70.0	2.22	$ 79.1	2.46	$ 63.0	1.93	$ 36.5	1.12
Net sales	$ 550.4		$ 586.9		$ 512.9		$ 424.1	
Net earnings (loss) as a % of net sales	**11.0%**		**10.2%**		**(8.2%)**		**8.2%**	
Adjusted net earnings as a % of net sales	**12.7%**		**13.5%**		**12.3%**		**8.6%**	

NOTE: CTS believes that adjusted gross margin, adjusted operating earnings, adjusted EBITDA margin, adjusted net earnings and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor's overall understanding of CTS' core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of CTS' fundamental business operations (such as those items noted above in the paragraph titled "Non-GAAP Financial Measures") or were not part of CTS' business operations during a comparable period.

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Reflected in selling, general and administrative and other (expense) income, net. Reflected in cost of goods sold. Reflected in restructuring charges. Reflected in other (expense) income, net. Reflected in income tax expense (income). For 2021, the discrete tax items relate to items we deemed outside normal cash-generating operations including, $5.4 million of a stranded tax benefit from the U.S. Pension termination offset by $0.7 million of tax expense from tax costs associated with a one-time internal cash movement, and $0.9 million related to the addition of a valuation allowance for a foreign subsidiary. For 2022, the discrete tax items relate to the net impact to tax expense of expired research and development credits, including the release of associated reserves. For 2023, discrete tax items include adjusting for tax benefits resulting from $0.6 million for research and development tax credits from prior years, $0.8 million in foreign tax credits related to prior years from a 2023 tax law change, as well as $0.2m from the release of uncertain tax benefits. For the first quarter of 2024, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for a foreign subsidiary.  We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments. For all periods presented, we applied the statutory income tax rates to the taxable portion of all of our adjustments. Our acquisition costs and foreign currency gains and losses included in our non-GAAP adjustments were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs. Regulation G Schedules

Regulation G Schedules

Free Cash Flow

($ Millions, except percentages)

	Three Months Ended March 31,		Twelve Months Ended December 31,		
	2024	2023	2023	2022	2021
Net cash provided by operating activities	$ 18.3	$ 11.2	$ 88.8	$ 121.2	$ 86.1
Capital expenditures	(4.0)	(4.5)	(14.7)	(14.3)	(15.6)
Free cash flow	**$ 14.3**	**$ 6.6**	**$ 74.1**	**$ 106.9**	**$ 70.5**
Operating cash flow as a percentage of net earnings (loss)	165%	61%	147%	203%	-206%
Operating cash flow as a percentage of adjusted EBITDA	72%	35%	74%	91%	80%
Free cash flow as a percentage of adjusted net earnings	98%	34%	106%	135%	112%

NOTE: CTS believes that free cash flow is a useful measure because it demonstrates the company's ability to generate cash. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Controllable Working Capital

($ Millions, except percentages)

	March 31,		December 31,		
	2024	2023	2023	2022	2021
Net accounts receivable	$ 80.7	$ 97.7	$ 78.6	$ 90.9	$ 82.2
Net inventory	$ 57.8	$ 63.5	$ 60.0	$ 62.3	$ 49.5
Accounts payable	$ (45.6)	$ (53.4)	$ (43.5)	$ (53.2)	$ (55.5)
Controllable working capital	$ 92.8	$ 107.8	$ 95.1	$ 100.0	$ 76.2
Quarter sales	$ 125.7	$ 146.0	$ 124.7	$ 142.3	$ 132.5
Multiplied by 4	4	4	4	4	4
Annualized sales	$ 503.0	$ 584.0	$ 498.8	$ 569.1	$ 530.0
Controllable working capital as a % of annualized sales	**18.5%**	**18.5%**	**19.1%**	**17.6%**	**14.4%**

NOTE: CTS believes the controllable working capital ratio is a useful measure because it provides an objective measure of the efficiency with which CTS manages its short-term capital needs.

CTS

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